UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2017

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-3489991
(Commission File Number)	(IRS Employer Identification No.)

11201 USA Parkway
Fishers, Indiana	46037
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuance to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On September 15, 2017, First Internet Bancorp (the “Company”) and First Internet Bank of Indiana, an Indiana chartered bank and wholly owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein (collectively, the “Underwriters”), to issue and sell 1,650,000 newly issued shares of the Company’s common stock (“Common Stock”), at an offering price of $29.00 per share in an underwritten offering (the “Offering”). The Company has granted the underwriters a 30-day option to purchase up to an additional 247,500 shares of its Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $44.8 million, after deducting underwriting discounts and commissions of $1.45 per share and estimated offering expenses that are payable by the Company. The Offering is expected to close on or about September 19, 2017, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type.  The Company and the Bank have also agreed, jointly and severally, to indemnify the Underwriters against certain liabilities on, and subject to, customary terms and conditions.  In addition, pursuant to the Underwriting Agreement, the directors and executive officers of the Company entered into agreements in substantially the form included in the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions. The representations, warranties and covenants contained in the Underwriting Agreement are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any shares of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated herein by reference.  The description of the material terms of the Underwriting Agreement and the transaction contemplated thereby is qualified in its entirety by reference to such exhibit.

Shares of Common Stock sold in the Offering will be issued pursuant to a prospectus supplement to the prospectus filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s Registration Statement on Form S-3 declared effective by the SEC on August 16, 2017 (File No. 333-219841) (the “Registration Statement”).

Item 7.01                                           Regulation FD Disclosure

On September 15, 2017, the Company issued a press release announcing the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01              Financial Statements and Exhibits.

Number	Description	Method of filing

1.1	Underwriting Agreement, dated as of September 14, 2017, among First Internet Bancorp, First Internet Bank of Indiana and Keefe, Bruyette & Woods, Inc.	Filed electronically

5.1	Opinion of Faegre Baker Daniels LLP	Filed electronically

23.1	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5.1

99.1	Press release dated September 15, 2017	Furnished electronically

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements regarding the timing and nature of future sales of Company securities, uses of proceeds from the same, and plans relating to future acquisitions.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; risks related to the satisfaction of the closing conditions of the Offering; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the SEC.  All statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2017

FIRST INTERNET BANCORP

By:	/s/ Kenneth J. Lovik
Kenneth J. Lovik, Executive Vice President & Chief Financial Officer